EXHIBIT 16.1

                                                     January 4, 2004




Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C.

Gentlemen:

We have read Item 4.01 of Form 8-K (dated December 29, 2004), of Fun City Popcorn, Inc. and are in agreement with the statements contained in paragraphs i and ii therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

                                       Sincerely,



                                       /s/  Ehrhardt Keefe Steiner & Hottman PC
                                       ----------------------------------------
                                            Ehrhardt Keefe Steiner & Hottman PC


Copy to Fun City Popcorn, Inc.